Exhibit 99.1

FOR IMMEDIATE RELEASE

J. Alexander’s Holdings, Inc. Reports Results

For First Quarter Ended April 1, 2018

Net Sales Increase 3.5% Over Same Quarter A Year Ago

NASHVILLE, TN, May 3, 2018 — J. Alexander’s Holdings, Inc. (NYSE: JAX) (the Company), owner and operator of a collection of restaurants which includes J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill and selected other restaurants, today reported financial results for the first quarter ended April 1, 2018.

First Quarter 2018 Highlights Compared to the First Quarter Of 2017

•	Net sales were $61,909,000, an improvement of 3.5% from $59,822,000 recorded in the first quarter of 2017.

•	For the J. Alexander’s/Grill restaurants, average weekly same store sales per restaurant (1) were $120,100, a gain of 0.3% from $119,800 reported in the first quarter of 2017. For the Stoney River Steakhouse and Grill restaurants, average weekly same store sales reached $83,700, an increase of 6.2% from $78,800 reported in the corresponding quarter of 2017.

•

Income from continuing operations before income taxes was $1,842,000 for the first quarter of 2018 compared to income from continuing operations before income taxes of $3,641,000 for the first quarter of 2017. Among the primary factors impacting income from continuing operations before income taxes for the most recent quarter was the quarterly valuation of the Black Knight Advisory Services, LLC (“Black Knight”) profits interest grant, which resulted in a profits interest expense of $1,907,000. This compared to income of $39,000 in the same quarter a year ago. The Black Knight profits interest grant was issued in October 2015 and requires a quarterly valuation. The non-cash expense (income) associated with this grant is being recognized over a three-year vesting period which runs through October 6, 2018. It is calculated each quarter based upon the most recent valuation performed using the Black-Scholes valuation model, with any cumulative change associated with the most recent valuation impacting the most recent quarter. Primarily due to the $11.45 per share closing price of the

Company’s stock at the end of the most recent quarter, the grant’s valuation increased from $4,876,000 at December 31, 2017 to $6,684,000 at April 1, 2018. The Company also incurred consulting fees of $244,000 under its management agreement with Black Knight for the most recent quarter. This compares to consulting fees of $265,000 in the first quarter of 2017.

•	During the first quarter of 2018, the Company’s income from continuing operations before income taxes was also impacted by transaction expenses of $926,000 related primarily to the proposed acquisition of the Ninety Nine Restaurant and Pub concept originally announced in August 2017. On February 1, 2018, the Company announced that it did not receive the required number of disinterested shareholder votes to approve the proposed acquisition, and the merger agreement was thereafter terminated. The transaction expenses were primarily related to professional fees for work performed during the first quarter of 2018.

•	Net income for the first quarter of 2018 was $1,593,000, down from net income of $2,684,000 achieved in the comparable quarter of 2017. Results for the most recent quarter include an income tax provision of $138,000 compared to an income tax provision of $844,000 in the same quarter of 2017, with the decrease being primarily attributable to the impact of the decrease in the federal tax rate as a result of the passage of the Tax Cuts and Jobs Act of 2017.

•	Basic and diluted earnings per share totaled $0.11 for the first quarter of 2018 compared to $0.18 recorded in the first quarter of 2017.

•	Adjusted EBITDA(2) improved 7.2% from $7,601,000 in the first quarter of 2017 to $8,151,000 in the first quarter of 2018.

•	Restaurant Operating Profit Margin (3) as a percent of net sales was 15.9% in both the first quarter of 2018 as well as the first quarter of 2017.

•	Cost of sales as a percentage of net sales in the first quarter of 2018 was 31.1% compared to 30.8% in the corresponding quarter of 2017.

(1)

Average weekly same store sales per restaurant is computed by dividing total restaurant same store sales for the period by the total number of days all same store restaurants were open for the period to obtain a daily sales average. The daily same store sales average is then multiplied by seven to arrive at average weekly same store sales per restaurant. Days on which restaurants are closed for business for any reason other than scheduled closures on Thanksgiving and Christmas are excluded from this calculation. Sales and sales days used in this calculation and amounts of other “same store” figures in this release include only those for restaurants in operation at the end of the period which have been open for more than 18 months. Revenue associated with reduction in liabilities for gift cards, which is recognized in proportion to guest redemptions based on historical redemption rates and commonly referred to as gift card breakage, is not included in the calculation of average weekly same store sales per restaurant. Average weekly same store sales is computed from sales amounts that have been determined in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Please refer to the financial information accompanying this release for our definition of and a reconciliation of the non-GAAP financial measure Adjusted EBITDA to net income. Management uses Adjusted EBITDA to evaluate operating performance and the effectiveness of its business strategies.

(3)	“Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit, a non-GAAP financial measure, to net sales. Please refer to the financial information accompanying this release for our definition of and a reconciliation of the non-GAAP financial measure Restaurant Operating Profit to Operating Income. Management uses Restaurant Operating Profit to measure operating performance at the restaurant level.

For the first quarter of 2018, the Company’s restaurant labor and related costs as a percentage of net sales were 29.4% as compared to 30.0% of net sales in the first quarter of 2017. Other restaurant operating expenses were 19.4% of net sales in the first quarter of 2018 as compared to 19.3% of net sales in the same quarter of 2017.

The Company’s operating income for the first quarter of 2018 was $2,058,000 compared to operating income of $3,794,000 posted in the first quarter of 2017.

The average weekly guest counts within the same store base of the Company’s J. Alexander’s/Grills collection were down 2.0% in the first quarter of 2018 compared to the first quarter a year earlier. Guest counts within the same store base at the Company’s Stoney River Steakhouse and Grill restaurants were up 8.3% for the first quarter of 2018 compared to the first quarter of 2017. With respect to average guest checks, which include alcoholic beverage sales, the average guest check within the J. Alexander’s/Grills same store base of restaurants during the first quarter of 2018 was $31.86, up 2.5% from $31.08 during the first quarter of 2017. The average guest check within the same store base of Stoney River Steakhouse and Grill restaurants totaled $42.87 during the first quarter of 2018, down 1.7% from $43.63 recorded in the same quarter of 2017.

On a consolidated basis, average weekly guest counts within the Company’s J. Alexander’s/Grills locations in the first quarter of 2018 were down 2.5% from the first quarter of 2017 while average weekly guest counts within the Company’s

Stoney River Steakhouse and Grill locations advanced 8.7% for the first quarter of 2018 compared to the first quarter of 2017. Average guest checks for the combined J. Alexander’s/Grills concepts rose 2.5% from $31.12 in the first quarter of 2017 to $31.89 for the first quarter of 2018. Average guest checks for the Stoney River Steakhouse and Grill restaurants decreased 2.2% from $43.60 in the first quarter of 2017 to $42.66 in the first quarter of 2018.

The effect of menu pricing for the first quarter of 2018 was estimated to be a 1.8% increase for the J. Alexander’s/Grills restaurants and a 0.2% increase for the Stoney River Steakhouse and Grill restaurants compared to the corresponding quarter of 2017. Inflation in food costs for the first quarter of 2018 was estimated to total 2.9% for the J. Alexander’s/Grills restaurants, with beef costs increasing by an estimated 2.7% compared to the first quarter of 2017. For the Stoney River Steakhouse and Grill restaurants, inflation for the first quarter of 2018 was estimated to total 2.8%, with beef costs up by approximately 3.0% over the first quarter of 2017.

Chief Executive Officer’s Comments

“We are pleased to report another quarter of growth in same store sales,” said Lonnie J. Stout II, President and Chief Executive Officer of J. Alexander’s Holdings, Inc. “We are particularly encouraged with the progress we’re seeing within our Stoney River restaurants as we continue to expand our lunch and brunch offerings in markets that we determine are able to support such business. Our lunch and brunch menus typically include lower priced entrée offerings, which by design drives down the average guest check. However, we firmly believe that the more often our guests visit our restaurants, the more likely it is that these guests will become part of the foundational base upon which all of our successful locations have historically been established.” Stout noted that six of the Stoney River restaurants are now serving lunch while nine of the locations offer brunch at least one day each weekend.

“As indicated in our last earnings release, we were confronted with extremely harsh winter weather in several of our Midwestern and Southern markets during the first quarter of 2018. The severity of weather conditions, particularly in January and February, forced restaurant closings for 27 days and resulted in estimated lost revenue of approximately $400,000 in the first quarter of 2018 across the Company. This compared to only three days of weather related restaurant closings and estimated lost revenue of $40,000 in the first quarter of 2017.”

Stout pointed out that severe weather, primarily during January and February, also affected restaurant guest counts in the most recent quarter. As noted above, guest counts within the J. Alexander’s/Grills collection same store base of restaurants were down 2.0%, with over half of the decrease attributed to the impact of severe winter weather on days which the J. Alexander’s/Grills restaurants remained open for business but traffic, and thus revenue, was adversely affected. He noted that management estimates that an additional $600,000 in net sales were lost as a result of severe winter weather on days where the decision was made to open for at least a portion of the day, but added that guest counts for this group of restaurants improved each month during the quarter and have been slightly positive during the first few weeks of April.

“Also during the most recent quarter,” Stout noted, “our cost of sales reflected modest increases in beef costs, which were up 2.7% in our J. Alexander’s/Grills collection and 3.0% in our Stoney River Steakhouse and Grill restaurants.” The increase in input costs in the first quarter of 2018 compares to significantly lower beef prices incurred in the same quarter a year earlier. During the first quarter of 2017, beef prices were down 9.8% at J. Alexander’s/Grills restaurants and 7.6% at Stoney River Steakhouse and Grill restaurants.

“While beef prices during the first quarter of 2018 were at higher levels than the first quarter a year ago,” Stout said, “they were well within our normal range and guidelines. In fact, for certain products, we have seen pricing over the past four-to-six weeks that is running below last year’s cost during the comparable period. An abundance of quality beef is presently available, and we are not having to pay premium prices to ensure that our strict specifications are met. We anticipate that we can hold the line in cost of sales as we look out over the remainder of 2018.”

Restaurant Development

J. Alexander’s Holdings, Inc. opened a new J. Alexander’s restaurant in King of Prussia, PA on April 30, 2018, marking the Company’s entry into Pennsylvania. The new J. Alexander’s restaurant is approximately 15 miles from Philadelphia. The Company has construction underway on a new Stoney River Steakhouse and Grill in Troy, MI. This new restaurant is expected to open in the fourth quarter of 2018.

Guidance For 2018

The following performance outlook is based on current information as of May 3, 2018. The Company does not expect to update the guidance provided as follows before next quarter’s earnings release. However, the information on which the outlook is based is subject to change, and the Company may update its full business outlook or any portion thereof at any time for any reason.

Based upon current information, the guidance for the 2018 fiscal year is the same as reported on March 7, 2018 with the exception of the Company’s estimated effective tax rate, which has been reduced from the original guidance range of 10% - 16% to the current range of 1% - 7%.

Conference Call

The Company will hold a conference call on Friday, May 4, 2018, at 10 a.m., Central time to discuss its financial results for the first quarter ended April 1, 2018. The conference call can be accessed live over the phone by dialing 1-877-407-0789 (Toll-Free) or 1-201-689-8562 (Toll/International). To access the call via the internet, go to J. Alexander’s website at http://investor.jalexandersholdings.com or http://public.viavid.com/index.php?id=129453. A replay of the conference call will be available shortly following the conclusion of the call at http://investor.jalexandersholdings.com and
http://public.viavid.com/index.php?id=129453, as well as by dialing 1-844-512-2921 or 1-412-317-6671 and providing the access code 13679144. The replay will be accessible through May 11, 2018 via telephone and for 30 days on the internet.

About J. Alexander’s Holdings, Inc.

J. Alexander’s Holdings, Inc. is a collection of restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance.

The Company presently operates 45 restaurants in 16 states. The Company has its headquarters in Nashville, TN. For additional information, visit www.jalexandersholdings.com.

Forward-Looking Statements

This press release issued by J. Alexander’s Holdings, Inc. contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including the Company’s ability to maintain satisfactory guest count levels and maintain or increase sales and operating margins in its restaurants under varying economic conditions; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and the Company’s response to them; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry and within the markets in which our restaurants are located; adverse weather conditions in region s in which the Company’s restaurants are located; factors that are under the control of third parties, including government agencies; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2018 and subsequent filings. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

J. Alexander’s Holdings, Inc.

Mark A. Parkey

Chief Financial Officer

(615) 269-1900

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited in thousands, except per share amounts)

	Quarter Ended
	April 1 2018	April 2 2017
Net sales	$61,909	$59,822
Costs and expenses:
Cost of sales	19,261	18,431
Restaurant labor and related costs	18,226	17,945
Depreciation and amortization of restaurant property and equipment	2,569	2,378
Other operating expenses	12,018	11,570

Total restaurant operating expenses	52,074	50,324
Transaction and integration expenses	926	—
General and administrative expenses	6,525	4,828
Pre-opening expenses	326	876

Total operating expenses	59,851	56,028

Operating income	2,058	3,794
Other income (expense):
Interest expense	(174)	(174)
Other, net	(42)	21

Total other expense	(216)	(153)

Income from continuing operations before income taxes	1,842	3,641
Income tax expense	(138)	(844)
Loss from discontinued operations, net	(111)	(113)

Net income	$1,593	$2,684

Basic earnings per share:
Income from continuing operations, net of tax	$0.12	$0.19
Loss from discontinued operations, net	(0.01)	(0.01)

Basic earnings per share	$0.11	$0.18

Diluted earnings per share:
Income from continuing operations, net of tax	$0.11	$0.19
Loss from discontinued operations, net	(0.01)	(0.01)

Diluted earnings per share	$0.11	$0.18

Weighted average common shares outstanding:
Basic	14,695	14,695
Diluted	14,838	14,695

Note: Per share amounts may not sum due to rounding.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income Data as a Percentage of Net Sales and

Other Financial and Performance Data (Unaudited)

	Quarter Ended
	April 1 2018	April 2 2017
Net sales	100.0%	100.0%
Costs and expenses:
Cost of sales	31.1	30.8
Restaurant labor and related costs	29.4	30.0
Depreciation and amortization of restaurant property and equipment	4.1	4.0
Other operating expenses	19.4	19.3

Total restaurant operating expenses	84.1	84.1
Transaction and integration expenses	1.5	—
General and administrative expenses	10.5	8.1
Pre-opening expense	0.5	1.5

Total operating expenses	96.7	93.7

Operating income	3.3	6.3
Other income (expense):
Interest expense	(0.3)	(0.3)
Other, net	(0.1)	0.0

Total other expense	(0.3)	(0.3)

Income from continuing operations before income taxes	3.0	6.1
Income tax expense	(0.2)	(1.4)
Loss from discontinued operations, net	(0.2)	(0.2)

Net income	2.6%	4.5%

Note: Certain percentage totals do not sum due to rounding.

Other Financial and Performance Data:

Adjusted EBITDA(1)	$8,151	$7,601
As a % of net sales	13.2%	12.7%

Average weekly sales per restaurant:

J. Alexander’s Restaurant/ Grills	$118,300	$118,200
Percent change	0.1%

Stoney River Steakhouse and Grill	$82,700	$77,900
Percent change	6.2%

Average weekly same store sales per restaurant:

J. Alexander’s Restaurant/ Grills	$120,100	$119,800
Percent change	0.3%

Stoney River Steakhouse and Grill	$83,700	$78,800
Percent change	6.2%

(1)	See definitions and reconciliation attached.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited in thousands)

	April 1	December 31
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$10,120	$10,711
Other current assets	6,192	8,019

Total current assets	16,312	18,730

Other assets	5,763	6,183
Property and equipment, net	105,939	103,615
Goodwill	15,737	15,737
Tradename and other indefinite-lived intangibles	25,202	25,202
Deferred Charges, net	173	184

	$169,126	$169,651

Liabilities and Stockholders’ Equity
Current liabilities	$27,325	$30,027
Long term debt, net of portion classified as current and unamortized deferred loan costs	9,552	10,781
Deferred compensation obligations	6,572	6,451
Deferred income taxes	1,420	2,075
Other long-term liabilities	6,629	6,456
Stockholders’ equity	117,628	113,861

	$169,126	$169,651

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited in thousands)

	Quarter Ended
	April 1	April 2
	2018	2017
Cash flows from operating activities:
Net income	$1,593	$2,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,642	2,449
Equity-based compensation expense	2,140	278
Other, net	(156)	(54)
Changes in assets and liabilities, net	621	2,411

Net cash provided by operating activities	6,840	7,768

Cash flows from investing activities:
Purchase of property and equipment	(6,177)	(4,445)
Other investing activities	(4)	65

Net cash used in investing activities	(6,181)	(4,380)

Cash flows from financing activities:
Payments on long-term debt and obligations under capital leases	(1,250)	(417)
Other financing activities	—	(2)

Net cash used in financing activities	(1,250)	(419)

(Decrease) Increase in cash and cash equivalents	(591)	2,969
Cash and cash equivalents at beginning of period	10,711	6,632

Cash and cash equivalents at end of period	$10,120	$9,601

Supplemental disclosures:
Property and equipment obligations accrued at beginning of period	$1,854	$2,587
Property and equipment obligations accrued at end of period	701	1,420
Cash paid for interest	197	193
Cash paid for income taxes	166	189

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

Non-GAAP Financial Measures

Within this press release, we present the following non-GAAP financial measures which we believe are useful to investors as key measures of our operating performance:

We define Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA”, as net income

(loss) before interest expense, income tax expense (benefit), depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction and integration costs, non-cash compensation, loss from discontinued operations, gain on debt extinguishment and pre-opening costs.

Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors because it provides information regarding certain financial and business trends relating to our operating results and excludes certain items that are not indicative of our operations. Adjusted EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations.

We define “Restaurant Operating Profit” as net sales less restaurant operating costs, which are cost of sales, restaurant labor and related costs, depreciation and amortization of restaurant property and equipment, and other operating expenses. Restaurant Operating Profit is a non-GAAP financial measure that we believe is useful to investors because it provides a measure of profitability for evaluation that does not reflect corporate overhead and other non-operating or unusual costs. “Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit to net sales.

Our management uses Adjusted EBITDA and Restaurant Operating Profit to evaluate the effectiveness of our business strategies. We caution investors that amounts presented in accordance with the above definitions of Adjusted EBITDA or Restaurant Operating Profit may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP financial measures in the same manner. Adjusted EBITDA and Restaurant Operating Profit should not be assessed in isolation from, or construed as a substitute for, net income, operating income or other measures presented in accordance with GAAP.

A reconciliation of these non-GAAP financial measures to the closest GAAP measure is set forth in the following tables:

	Quarter Ended
	April 1	April 2
	2018	2017
Net income	$1,593	$2,684
Income tax expense	138	844
Interest expense	174	174
Depreciation and amortization	2,653	2,462

EBITDA	4,558	6,164

Transaction and integration expenses	926	—
Loss on disposal of fixed assets	58	34
Asset impairment charges and restaurant closing costs	(2)	106
Non-cash compensation	2,174	308
Loss from discontinued operations, net	111	113
Pre-opening expenses	326	876

Adjusted EBITDA	$8,151	$7,601

Note: For purposes of computing Adjusted EBITDA, the $1,907 and ($39) for the quarters ended April 1, 2018 and April 2, 2017, respectively, in non-cash compensation associated with a profits interest grant issued to Black Knight Advisory Services, LLC (“BKAS”) on October 6, 2015 has been included in “Non-cash compensation” above. Additional expenses associated with the Company’s management agreement with BKAS totaling $244 and $265 for the quarters ended April 1, 2018 and April 2, 2017, respectively, are included in general and administrative expenses and have not been included in the reconciliation set forth above.

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

	Quarter Ended
	April 1		April 2
	2018		2017
		Percent of Net		Percent of Net
	Amount	Sales	Amount	Sales
Operating income	$2,058	3.3%	$3,794	6.3%
General and administrative expenses	6,525	10.5%	4,828	8.1%
Transaction and integration expenses	926	1.5%	—	0.0%
Pre-opening expenses	326	0.5%	876	1.5%

Restaurant Operating Profit	$9,835	15.9%	$9,498	15.9%